POWER OF ATTORNEY

The undersigned, being a person required to file a statement under section 16(a) of the Securities Act of 1934 (the "1934 Act") and/or Section 30(h) of the Investment Company Act of 1940 (the "1940 Act") with respect to The High Yield Plus Fund, Inc., a Maryland corporation, does hereby appoint Deborah A. Docs, Kathryn L. Quirk and William V. Healey and each of them, as his attorney-in-fact to execute and deliver statements on Form 3, Form 4, and Form 5 as required by the 1934 Act and 1940 Act to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 14th day of January, 2005.

/s/David E.A. Carson	/s/Eugene C. Dorsey
David E. A. Carson	Eugene C. Dorsey

/s/Robert E. La Blanc	/s/Douglas H. McCorkindale
Robert E. La Blanc	Douglas H. McCorkindale

/s/Thomas T. Mooney	/s/Richard A. Redeker
Thomas T. Mooney	Richard A. Redeker

/s/Robin B. Smith	/s/Stephen Stoneburn
Robin B. Smith		Stephen Stoneburn

/s/Clay T. Whitehead
Clay T. Whitehead